Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

GLOBALSTAR, INC.
(AS AMENDED THROUGH SEPTEMBER 24, 2009)

1.           The name of the corporation is Globalstar, Inc. (the “Corporation”). The Corporation was originally formed on November 21, 2003 as a Delaware limited liability company named New Operating Globalstar LLC. The Corporation converted to a Delaware corporation under the name Globalstar, Inc. and filed the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 17, 2006.  The Corporation filed an Amended and Restated Certificate of Incorporation on October 25, 2006.  The Corporation filed a Certificate of Designation of Series A Convertible Preferred Stock on June 19, 2009.  The Corporation filed Amendment #1 to the Amended and Restated Certificate of Incorporation on September 24, 2009.

2.           This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and written consent has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3.           This Amended and Restated Certificate of Incorporation hereby amends and restates the Certificate of Incorporation to read in its entirety as follows:

FIRST

The name of the Corporation is Globalstar, Inc. (the “Corporation”).

SECOND

The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH

The Corporation shall have the authority to issue One Billion One Hundred Million (1,100,000,000) total shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), and One Billion (1,000,000,000) shares of common stock, $0.0001 par value per share (the “common stock”), of which Eight Hundred Sixty-Five Million (865,000,000) shares shall be Common Stock (the “Common Stock”) and One Hundred Thirty-Five Million (135,000,000) shares shall be Nonvoting Common Stock (the “Nonvoting Common Stock”).

Subject to the provisions of law, the rights, preferences and limitations of the common stock and Series A Convertible Preferred Stock shall be as set forth in this Article Fourth.  The Board of Directors of the Corporation (the “Board”) is hereby authorized, without requirement of the consent, approval or authorization of the stockholders of the Corporation, except as otherwise expressly required by the terms of this Certificate (including, without limitation, the terms of any certificate or resolution designating the rights, powers, preferences, qualifications, limitations and restrictions of any other series of Preferred Stock), to authorize, establish, designate, create and issue by resolution of the Board from time to time one or more other series of the Preferred Stock, each such series having such rights, powers, preferences, qualifications, limitations and restrictions as the Board shall designate in such resolution.

A.  COMMON STOCK

Except as otherwise expressly provided in this Amendment #1 to the Amended and Restated Certificate of Incorporation, all outstanding shares of common stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of shares of common stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

1.           Dividends.  Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the holders of common stock shall be entitled to receive out of funds legally available therefor a pro rata share of any dividends that the Board in its sole discretion may declare.  The Board may fix a record date for the determination of holders of shares of common stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than sixty (60) days nor less than ten (10) days prior to the date fixed for payment of the dividend.

2.           Liquidation, Dissolution or Winding-Up and Distributions.  Subject to the provisions of law and the rights that may be granted to holders of any Preferred Stock, the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Corporation shall be distributed ratably among the holders of the common stock.

3.           Conversion Rights.

3.1           Conversion of Nonvoting Common Stock. Upon the first to occur of the events described below (the “Conversion Events”), with respect to a share of Nonvoting Common Stock, such share of Nonvoting Common Stock shall immediately become convertible at the option of the holder thereof into one share of Common Stock. Conversion of such share of Nonvoting Common Stock shall be effected by surrender of such holder’s certificate, or evidence of ownership if such shares are uncertificated, representing such share of Nonvoting Common Stock accompanied by a written notice from such holder addressed to the Corporation requesting the conversion. Upon conversion, holders of converted shares of Nonvoting Common Stock will be issued certificates, or evidence of ownership of such shares are uncertificated, representing the full shares of Common Stock to which they are entitled. A Conversion Event with respect to a share of Nonvoting Common Stock is (i) conversion at the discretion of any holder; provided, however, that if the holder is Thermo (as defined in Article Sixth), Thermo may not covert any share of Nonvoting Common Stock if such conversion would cause Thermo to own directly or indirectly Voting Stock (as defined in the First Supplemental Indenture dated as of April 15, 2008 relating to the Corporation’s 5.75% Convertible Senior Notes due 2028) representing 70% or more of the total voting power of all outstanding Voting Stock of the Corporation, (ii) the transfer (or, in the case of a transfer pursuant to a registration statement filed with the Securities and Exchange Commission or Rule 144 under the Securities Act of 1933, as amended, the proposed transfer) of such share of Nonvoting Common Stock by the holder thereof to any transferee other than Thermo (as defined in Article Sixth), (iii) the merger or consolidation of the Corporation with or into any other corporation (except a subsidiary of the Corporation or of Thermo) or (iv) the sale of all or substantially all of the Corporation’s assets.

3.2           No Reissue. Shares of Nonvoting Common Stock that are exchanged for shares of Common Stock as provided in this Article Fourth shall not be reissued.

3.3           No Charge. The issuance of certificates or other means of evidencing shares of Common Stock upon conversion of shares of Nonvoting Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involving the issue and delivery of any certificate in a name other than that of the holder or former holder of the shares of Nonvoting Common Stock so exchanged.

3.4           Reservation. The Corporation will at all times reserve and keep available, out of its authorized but unissued shares or its treasury, shares of Common Stock solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock, as herein provided, such number of shares of Common Stock as shall be issuable (irrespective of the occurrence or nonoccurrence of any contingency) upon a conversion of all outstanding shares of Nonvoting Common Stock. The shares of Common Stock so issuable shall be, when so issued, duly authorized and validly issued and will be fully paid and nonassessable.

4.           Stock Dividends and Splits; Adjustments etc. If the Corporation shall in any manner subdivide or combine the outstanding shares of Common Stock or Nonvoting Common Stock, as the case may be, the outstanding shares of Nonvoting Common Stock, Common Stock or common stock underlying any convertible Preferred Stock, as the case may require, shall be proportionately subdivided or combined, as the case may be.  If the Corporation issues any stock dividends on the outstanding shares of Common Stock, the outstanding shares of Nonvoting Common Stock shall receive an identical dividend in shares of Nonvoting Common Stock.

5.           Voting Rights.

5.1           In General. The holders of outstanding shares of Common Stock shall have the right to vote on all matters submitted to the stockholders of the Corporation. Except as otherwise provided by law or in this paragraph, holders of shares of Nonvoting Common Stock shall not have any right to vote on any election or removal of directors of the Corporation, and the shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Holders of shares of Nonvoting Common Stock, together with holders of shares of Common Stock (considered for this purpose as one class), shall be entitled to one vote per share on any matter then requiring approval of the stockholders of the Corporation under Delaware law.

5.2           Procedures at Meetings. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share. At every meeting with respect to matters on which the holders of outstanding shares of Nonvoting Common Stock are entitled to vote as provided herein or by law, the holders of outstanding shares of Nonvoting Common Stock shall be entitled to one vote per share.

B.   SERIES A CONVERTIBLE PREFERRED STOCK

1.           Designation, Amount and Par Value. The following series of preferred stock shall be designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be one. Each share of Series A Preferred Stock shall have a par value of $0.0001 per share.

2.           Definitions. In addition to the terms defined elsewhere in this Amended and Restated Certificate of Incorporation, as amended, the following terms have the meanings indicated:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Bankruptcy Event” means any of the following events: (a) the Corporation or a Subsidiary of the Corporation commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified; provided, however, that Common Stock does not include Nonvoting Common Stock.

“Conversion Agreement” means the Conversion Agreement, dated as of June 19, 2009, among the Corporation and Thermo Funding Company LLC, as amended from time to time.

“Conversion Notice” has the meaning set forth in Section 7(a).

“Conversion Shares” means 126,174,034 shares of Common Stock, or such combination of Common Stock and Nonvoting Common Stock required to remain below the Maximum Percentage.

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) no Bankruptcy Event has occurred; and (iii) the conversion of the Series A Preferred Stock is permitted by the Trading Market and all other applicable laws, rules and regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date of the Conversion Agreement by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than fifty percent (50%) of the voting rights or voting equity interests in the Corporation (excluding Thermo Funding Company LLC and its Affiliates); (ii) a merger or consolidation of the Corporation or any Subsidiary or a sale of all or substantially all of the assets of the Corporation in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least half of the voting rights or voting equity interests in of the surviving entity or acquirer of such assets; (iii) a recapitalization, reorganization or other transaction involving the Corporation or any Subsidiary that constitutes or results in a transfer of more than one half of the voting rights or voting equity interests in the Corporation; (iv) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation; (v) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of more than fifty percent (50%) of the outstanding Common Stock tender or exchange their shares for other securities, cash or property (excluding Thermo Funding Company LLC and its Affiliates); or (vi) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Holder” means any holder of Series A Preferred Stock.

“Junior Securities” means the Common Stock, the Nonvoting Common Stock and all other equity of the Corporation that by their terms rank junior to the Series A Preferred Stock as to dividends and/or upon liquidation.

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Nonvoting Common Stock” means any class of nonvoting common stock of the Corporation approved by the Board of Directors of the Corporation and for which Stockholder Approval is obtained, and any securities into which such nonvoting common stock may hereafter be reclassified.

“Original Issue Date” means the date of the first issuance of any shares of the Series A Preferred Stock, regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates that may be issued to evidence shares of Series A Preferred Stock.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Approval” means the approval by the holders of a majority of the Company’s Common Stock of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation creating a class of Non-Voting Common Stock with number and terms designated by the Corporation’s Board of Directors in accordance with Delaware General Corporation Law and the rules of the Nasdaq Stock Market, as applicable.

“Subsidiary” means any “significant subsidiary” of the Corporation as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Underlying Shares” means the shares of Common Stock or Nonvoting Common Stock issuable upon conversion of the shares of Series A Preferred Stock.

3.           Dividends. The Holders of the shares of Series A Preferred Stock shall be entitled to receive dividends (“Dividends”) at the same rate, if any, paid to the holders of common stock.

4.           Registration of Issuance and Ownership of Series A Preferred Stock. The Corporation shall register the issuance and ownership of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation or its Transfer Agent for that purpose (the “Series A Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5.           Registration of Transfers. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6.           Liquidation.

6.1           In the event of any Liquidation Event, the Holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the greater of (i) $.01, plus all declared but unpaid dividends on such Series A Preferred Stock as of the date of such event, and (ii) the amount per share that would be payable to a holder of Series A Preferred Stock had all shares of Series A Preferred Stock been converted to Underlying Shares immediately prior to such Liquidation Event (the “Series A Stock Liquidation Preference”).

6.2           After the Holders have been paid the full Series A Stock Liquidation Preference to which they are entitled, the Holders will have no right or claim to any of the assets or funds of the Corporation.

6.3           The Corporation shall provide written notice of any Liquidation Event or Fundamental Transaction to the Holder not less than fifteen (15) days prior to the payment date or effective date thereof, provided that such information shall be made known to the public prior to or in connection with such notice being provided to the Holder. At the request of any Holder, which must be delivered prior to the effective date of a Fundamental Transaction (or, if later, within five (5) Trading Days after such Holder receives notice of such Fundamental Transaction from the Corporation), such Fundamental Transaction will be treated as a Liquidation Event with respect to such Holder for the purposes of this Section 6.

6.4           In the event that, immediately prior to the closing of a Liquidation Event the cash distributions required by Section 6(a) have not been made, the Corporation shall forthwith either: (i) cause such closing to be postponed until such time as such cash distributions have been made, or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice by the Corporation delivered pursuant to Section 6(c).

7.           Conversion.

7.1           Conversion at Option of Holder. At the option of any Holder, the share of Series A Preferred Stock held by such Holder may be converted into the Conversion Shares. Subject to the limitations set forth in Section 7(b) and Section 7(c), a Holder may convert shares of Series A Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a conversion notice (the “Conversion Notice”), in the form attached hereto as Exhibit A, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

7.2           Conversion Limitation. Notwithstanding anything to the contrary contained herein, the aggregate number of shares of Common Stock that may be acquired by the Holder upon any conversion of the Series A Preferred Stock shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 50% (or 70%, if such Person is Thermo Funding Company LLC) (the “Maximum Percentage”) of the total voting power of all outstanding Voting Stock of the Corporation. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

7.3           Stockholder Approval. Notwithstanding anything to the contrary contained herein, none of the shares of Series A Preferred Stock may be converted into or exchanged for shares of Common Stock or Nonvoting Common Stock until the Stockholder Approval has occurred.

8.           Mechanics of Conversion.

8.1           The number of Underlying Shares issuable upon any conversion of shares of Series A Preferred Stock hereunder shall be the Conversion Shares.

8.2           Upon conversion of any shares of Series A Preferred Stock, the Corporation shall promptly (but in no event later than three (3) Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion. The Holder agrees to the imprinting of a restrictive legend on any such certificate evidencing any of the Underlying Shares, until such time as the Underlying Shares are no longer required to contain such legend or any other legend. Certificates evidencing the Underlying Shares shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Underlying Shares is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the Underlying Shares can be sold under Rule 144, (iii) if the Underlying Shares are eligible for sale under Rule 144 without any volume limitation, or (iv) if the Holder provides the Corporation with a legal opinion reasonably acceptable to the Corporation to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC). The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. If the shares are then not required to bear a restrictive legend, the Corporation shall, upon request of the Holder, deliver Underlying Shares hereunder electronically through The Depository Trust Corporation (“DTC”) or another established clearing corporation performing similar functions, and shall credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System.

8.3           A Holder shall deliver the original certificate(s) evidencing the Series A Preferred Stock being converted in connection with the conversion of such Series A Preferred Stock. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series A Preferred Stock.

8.4           The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9.           Voting Rights. Except as provided in Section 7(b) or otherwise provided herein or as required by applicable law, the Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including, without limitation, the election of directors. For such purposes, each Holder shall be entitled to a number of votes in respect of the Underlying Shares owned by it equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein, in any relevant agreement or as required by applicable law, the holders of the Series A Preferred Stock and Common Stock, respectively, shall vote together as a single class on all matters submitted to a vote or consent of stockholders; provided that so long as any Underlying Shares are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the Underlying Shares then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Fundamental Transaction senior to or pari passu with the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series A Preferred Stock, (e) pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock, or (f) enter into any agreement with respect to the foregoing.

10.           Priority. The Series A Preferred Stock, whether now or hereafter issued, shall, with respect to rights on liquidation, winding up or dissolution, whether voluntary or involuntary, rank senior to the Common Stock of the Corporation and to any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the Series A Preferred Stock with respect to rights on liquidation, winding up or dissolution. The Corporation shall not, without the prior approval of Holders of the shares of Series A Preferred Stock then outstanding, voting as a separate class, issue any additional shares of the Series A Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Series A Preferred Stock.

11.           Charges, Taxes and Expenses. Issuance of certificates for shares of Series A Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series A Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Series A Preferred Stock or receiving Underlying Shares in respect of the Series A Preferred Stock.

12.           Replacement Certificates. If any certificate evidencing Series A Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, or a Holder fails to deliver such certificate as may otherwise be provided herein, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction (in such case) and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

13.           Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock or Nonvoting Common Stock (after receipt of Stockholder Approval), solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series A Preferred Stock, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its reasonable efforts to satisfy each of the Equity Conditions. The Corporation has reserved, or after Stockholder Approval of the Nonvoting Common Stock, will reserve, from its duly authorized capital stock the maximum number of shares of Common Stock and Nonvoting Common Stock issuable upon conversion of the Series A Preferred Stock.

14.           Fractional Shares. The Corporation is permitted but not be required to issue or cause to be issued fractional shares of Common Stock or Nonvoting Common Stock on conversion of Series A Preferred Stock. If any fractional share of a Common Stock or Nonvoting Common Stock would, except for the provisions of this Section, be issuable upon conversion of Series A Preferred Stock, the number of shares of Common Stock or Nonvoting Common Stock to be issued may be rounded up to the nearest whole share.

15.           Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 461 South Milpitas Boulevard, Bldg 5, Milpitas, CA 95035, Attention: Chief Financial Officer, or (ii) if to a Holder, to the address or facsimile number appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

16.           Miscellaneous.

16.1           The headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

16.2           No provision of the terms of the Series A Preferred Stock may be amended, except in a written instrument signed by the Corporation and Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Any of the rights of the Holders of Series A Preferred Stock set forth herein, including any Equity Conditions or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least a majority of the shares of Series A Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of the Series A Preferred Stock shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

FIFTH

The Corporation shall have perpetual existence.

SIXTH

In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board shall have power to adopt, amend and repeal the Bylaws of the Corporation from time to time.  The Bylaws of the Corporation may also be amended or repealed or new bylaws of the Corporation may be adopted, by the vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.  Notwithstanding the foregoing, if Thermo Capital Partners, L.L.C. and its Affiliates (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (“Thermo”) owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors, the Bylaws of the Corporation may also be amended or repealed by the vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.

SEVENTH

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.  Elections of directors need not be by written ballot unless the Bylaws shall so provide.  If Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, directors may be removed with or without cause.  If Thermo does not own beneficially a majority in voting power of the outstanding shares of the Corporation entitled to vote in the election of the directors, directors may be removed only for cause by the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.

If Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, any action that is required to be or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If Thermo does not own beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of the directors, no action may be taken by the stockholders of the Corporation without a meeting and any action required to be taken by the stockholders may be taken only at an annual or special meeting of the stockholders called in accordance with law and the Bylaws of the Corporation.

EIGHTH

A director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined.  No amendment or repeal of this Article Eighth shall apply to or have any effect on the liability of any director with respect to acts or omission of such director prior to such amendment or repeal.

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to officers or directors of the Corporation in their capacity as such.  No amendment or repeal of this Article Eighth shall apply to or have any effect on any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.

NINTH

The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify upon request and after receipt of an undertaking to repay such amount it if shall be ultimately determined that the requesting person is not entitled to be indemnified by the Corporation advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties, amounts paid in settlement and expenses actually and reasonably incurred by him or her in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against the Corporation initiated by or on behalf of such person.  Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.  Any person seeking indemnification under this Article Ninth shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.  Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, the Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, stockholder, member, partner, trustee, employee or agent of any other person, joint venture, corporation, trust, limited liability company, partnership or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a director, officer, stockholder, member, partner, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, other financial arrangements made by the Corporation pursuant to this Article Ninth may include (i) the creation of a trust fund; (ii) the establishment of a program of self insurance; and (iii) the establishment of a letter of credit, guaranty or surety.  No financial arrangement made pursuant to this Article Ninth may provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

To the fullest extent permitted by law as it presently exists, or may hereafter be amended from time to time, in the absence of intentional misconduct, fraud or a knowing violation of law:  (i) the decision of the Corporation as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Ninth, and the choice of the person to provide the insurance or other financial arrangement, shall be conclusive; and (ii) the insurance or other financial arrangement shall not (1) be void or voidable or (2) subject any director or stockholder approving it to personal liability for his or her action, even if the director or stockholder is a beneficiary of the insurance or arrangement.

TENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, the Corporation shall not amend this Certificate of Incorporation without the prior affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.  Notwithstanding the foregoing, if Thermo owns beneficially a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors, this Certificate of Incorporation may also be amended, altered, changed or repealed by the vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation then entitled to vote in the election of the directors.

ELEVENTH

This Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State (the “Effective Date”).